      As filed with the Securities and Exchange Commission on June 27, 2000

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ANALOG DEVICES, INC.
             (Exact name of registrant as specified in its charter)


        MASSACHUSETTS                                           04-2348234
(State or her jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)


         ONE TECHNOLOGY WAY
        NORWOOD, MASSACHUSETTS                                  02062-9106
(Address of principal executive offices)                        (Zip Code)

                              ANALOG DEVICES, INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                             Paul P. Brountas, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum     Proposed Maximum
  Title of Securities to be         Amount to be       Offering Price         Aggregate           Amount of
         Registered                  Registered          Per Share          Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.16 2/3 par
value per share                  34,000,000 shares       $93.09(1)         $3,132,420,000(1)       $826,958.88
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on June 26, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                     STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-47787) filed by the Registrant on March 11, 1998, relating to the Registrant's 1998 Stock Option Plan.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.





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

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 27th day of June, 2000.


                                             ANALOG DEVICES, INC.




                                             By: /s/ Jerald G. Fishman
                                                 ------------------------------
                                                 Jerald G. Fishman
                                                 President and Chief
                                                 Executive Officer



                                POWER OF ATTORNEY

 We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Jerald G. Fishman and Joseph E. McDonough and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments (including post-effective amendments) to said Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any such Registration Statement and any and all amendments thereto.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                        TITLE                        DATE


/s/ Jerald G. Fishman            President, Chief Executive        June 27, 2000
-------------------------------  Officer and Director
JERALD G. FISHMAN               (Principal Executive Officer)



/s/ Ray Stata                    Chairman of the Board
-------------------------------  and Director                      June 27, 2000
RAY STATA



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        SIGNATURE                        TITLE                        DATE


/s/ Joseph E. McDonough          Vice President-Finance            June 27, 2000
-------------------------------  and Chief Financial
JOSEPH E. MCDONOUGH              Officer (Principal Financial
                                 and Accounting Officer)


/s/ John L. Doyle                Director                          June 27, 2000
-------------------------------
JOHN L. DOYLE


/s/ Charles O. Holliday, Jr.     Director                          June 27, 2000
-------------------------------
CHARLES O. HOLLIDAY, JR.


/s/ Joel Moses                   Director                          June 27, 2000
-------------------------------
JOEL MOSES


                                 Director                          June __, 2000
-------------------------------
F. GRANT SAVIERS



/s/ Lester C. Thurow             Director                          June 27, 2000
-------------------------------
LESTER C. THUROW






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

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number         Description
------         -----------

 4.1 Restated Articles of Organization of Analog Devices, Inc., as amended (incorporated herein by reference to the Registrant's Form 10-Q, filed on March 15, 1999)

 4.2 By-Laws of the Registrant (incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended October 31, 1998, filed on January 28, 1999)

 4.3 Rights Agreement dated as of March 18, 1998 between the Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Registration Statement on Form 8-K (File No. 001-07819) filed on March 19, 1998), as amended by Amendment No.1 to Rights Agreement, entered into as of October 14, 1999 (incorporated herein by reference to the Registrant's Registration Statement on Form 8-K/A (File No. 001-07819) filed on November 19, 1999).

 5.1           Opinion of Hale and Dorr LLP

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2           Consent of Independent Auditors

24 Power of Attorney (included on the signature page of this Registration Statement)




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